MEDCO RESEARCH INC.
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                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 29, 1998
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Dear Shareholder:

      Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Medco Research, Inc. (the "Company") will be held at the Michelangelo Hotel - 152 West 51st Street, New York, New York at 10:00 a.m. on July 29, 1998 for the following purposes, as more fully described in the attached Proxy Statement:

     1. To elect six directors of the Company to serve until the next annual meeting of shareholders;

     2. To approve an amendment to the Company's 1989 Stock Option and Stock Appreciation Rights Plan increasing by 590,000 shares (from 1,500,000 to 2,090,000) the number of shares of Common Stock authorized to be issued thereunder;

     3. To ratify the appointment of Coopers & Lybrand LLP as independent accountants for the Company; and

     4. To consider and act upon such other matters as may properly come before the meeting.

      The Board of Directors has fixed the close of business on June 15, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.


      You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the Meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. A majority of the outstanding shares of Common Stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the completed and signed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A shareholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by complying with the procedures set forth in the following Proxy Statement under "General Information."



                                              By Order of the Board of Directors




                                              Adam C. Derbyshire
                                              Secretary




Research Triangle Park,
North Carolina 27709
June 19, 1998

                               MEDCO RESEARCH, INC.

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                        PROXY STATEMENT FOR ANNUAL MEETING
                             TO BE HELD JULY 29, 1998
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                                GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Medco Research, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held July 29, 1998, and any adjournment of the Annual Meeting, and it will be voted by the proxy holders in accordance with the instructions given in the proxy if it is returned and received in time for the Annual Meeting, is duly executed and is not revoked. If no direction is given in the proxy, it will be voted "For" (i) the election of the directors nominated by the Board, (ii) the proposed amendment to Company's 1989 Stock Option and Stock Appreciation Rights Plan and (iii) the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment, and they also will have discretionary authority to cumulate votes in the election of directors in the event any shareholder gives notice of his or her intention to cumulate votes for directors of the Company. So far as the Company is aware, no matters will be presented to the Meeting for action on the part of the shareholders other than those stated in the foregoing Notice.

    A proxy may be revoked at any time before it has been exercised by written notice of revocation given to the Secretary of the Company, by executing and delivering to the Secretary a proxy dated as of a later date than the enclosed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a proxy.

    Abstentions will be deemed to be present at the Meeting for purposes of determining a quorum and will be counted as voting (but not "for" or "against") with regard to the issue to which the abstention relates. Any "broker non-vote" also will be deemed to be present for quorum purposes, but will not be counted as voting with regard to the issue to which it relates. Thus, an abstention will have the same effect as a vote "against" such issue while a broker non-vote will have no effect.

    Holders of record of Common Stock at the close of business on June 15, 1998 are entitled to vote at the Annual Meeting. There were 10,549,732 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the Annual Meeting.

    Shareholders are entitled to cast one vote per share on each matter presented for consideration and action by the shareholders. With respect to the election of directors, however, shareholders may cumulate their votes. Cumulative voting permits each shareholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of shares actually owned. All of the votes may be cast for one nominee, may be divided equally among the nominees or may be divided among the nominees in any other manner. However, a shareholder may cumulate votes for one or more nominees only if the nominees' names are placed in nomination prior to voting and any shareholder gives notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the nominees.

    This Proxy Statement, together with the accompanying proxy, is first being mailed to shareholders on or about June 24, 1998.

                               ELECTION OF DIRECTORS
(Item 1)
The Board of Directors

    The Company's business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for election five of the directors currently serving on the Board (the other two not standing for reelection) and Dr. Roger D. Blevins, the Company's President and Chief Executive Officer. See "Nominees for Director" below for profiles of the nominees.

    All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable. In the event that any shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes for the election of directors, the proxy holders in their discretion may cumulate the votes represented by the proxies. The proxy holders may cast such votes entirely for one nominee or split their votes among such number of nominees as they may determine in their discretion. Proxies received cannot be voted for a greater number of persons than the number of nominees for election as directors.

    The Board recommends a vote FOR and solicits proxies in favor of the nominees named below. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the above nominees. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until earlier resignation or removal.

Nominees for Director


    William M. Bartlett, age 65, has served as a Director of the Company since September 1992. Since then Mr. Bartlett has been an independent health care business consultant. He currently serves on the board of Vysis, Inc., a public genomic diagnostic research company. From 1990 to 1992, Mr. Bartlett served as the Chief Operating Officer of McDermott, Will & Emory, a large Chicago-based law firm. From 1982 to 1990, he served as the President, Chief Executive Officer and a Director of Kewaunee Scientific Corporation, a manufacturer of scientific laboratory furniture and equipment. Prior to that, Mr. Bartlett served as a Corporate Vice President, President and Chief Executive Officer of G.D. Searle & Company's Medical Products Group, and at American Hospital Supply Corporation as President of the Atlantic International Division, and as President of the V. Mueller Surgical Instrument Division. Mr. Bartlett has a BSCE from Duke University and an Advanced Marketing Certification from the Kellogg School of Northwestern University.

       Roger D. Blevins, Pharm. D., age 42, is the President and Chief Executive Officer of the Company since February 1998. Previously, he has served as President and Chief Operating Officer from June 1995, Vice President of Research and Development from October 1990, and Director of Cardiovascular Research from July 1988. Prior to joining the Company, Dr. Blevins was Research Associate (1982-1984), Associate Director (1984-1986) and Director (1986-1988), Center for Cardiovascular Research, Department of Medicine, Sinai Hospital of Detroit and was Assistant Professor, School of Pharmacy, Wayne State University (1984-1988). Dr. Blevins received his Bachelor of Science (1980) and Doctor of Pharmacy
(1982) degrees from Wayne State University in Detroit, Michigan.

       Jay N. Cohn, M.D., age 67, joined the Company as a Director in May 1996. He is Professor of Medicine, Cardiovascular Division, Department of Medicine, University of Minnesota Medical School, and holds a staff appointment at the VA Medical Center in Minneapolis. Dr. Cohn is the author of over 500 scientific publications and is currently editor-in-chief of the Journal Of Cardiac Failure. He is internationally recognized for contributions to the management of cardiovascular diseases and holds several patents on inventions aimed at improving diagnostic and therapeutic approaches to heart failure and hypertension. He is President of the American Society of Heart Failure and President of the International Society of Hypertension. He received his M.D. from Cornell University in 1956, and is a Fellow of the American College of Physicians, the American College of Cardiology, and the American Association for the Advancement of Science.

    Mark B. Hirsch, age 51, joined the Company as a Director in May 1996. Mr. Hirsch is currently a consultant to the Biotech Industry. From December 1996 to June 1997, Mr. Hirsch was the Chief Executive Officer and President of RedCell, Inc. From May 1996 to December 1996, he was Executive Vice President and Chief Financial Officer of RedCell, Inc. From April 1993 to April 1996, he was Vice President, Corporate Development, of CV Therapeutics. From 1991 to March 1993, Mr. Hirsch was Vice President of Business Development and Chief Financial Officer of Arris Pharmaceutical Corporation. From 1988 to 1991, Mr. Hirsch was a partner at Montgomery Medical Ventures, L.P. II. From 1985 to 1988, he was Vice President of Business Development of Genentech, Inc. From 1969 to 1985, Mr. Hirsch held several positions with American Hospital Supply Corporation, including Vice President of American's Hospital Sector. Mr. Hirsch received a B.S. in accounting from the University of Illinois, and he is a certified public accountant.


    Eugene L. Step, age 69, has served as a Director of the Company since January 1993. He currently serves as a Director of Scios, Inc., Cell-Genesis, Inc., DBT Online Inc., Guidant Corp., and Pathogenesis, Inc. He served as Executive Vice President and President of the Pharmaceutical Division of Eli Lilly and Company from 1986 until his retirement in 1992. From 1973 through 1985, he also served as President of that company's Pharmaceutical Division. Mr. Step served as a member of the Board of Directors and Executive Committee of Eli Lilly and Company from 1973 through 1992. Mr. Step has a B.A. degree in Economics from the University of Nebraska and a M.S. degree in Accounting and Finance from the University of Illinois.


    Richard C. Williams, age 54, has served as a Director of the Company since January 1991 and as Chairman of the Company's Board of Directors since October 1992. Mr. Williams has been President of Conner-Thoele Limited, a consulting and financial advisory firm which services the health care and pharmaceutical industries, since March 1989. Mr. Williams also serves as a Director of Immunomedics, Inc., a biopharmaceutical research company, and as a Director of Vysis, Inc., a public genomic diagnostic research company. From November 1983 to March 1989, Mr. Williams served as Vice President-Finance and Chief Financial Officer of Erbamont N.V., a pharmaceutical company. Prior to that, he served in various financial executive positions with Field Enterprises, Inc., a real estate and communications company, and with Abbott Laboratories, UNC Resources, and American Hospital Supply Corporation. He is also a Director of Centaur, Inc., a private equine diagnostic company. Mr. Williams has a B. A. degree from DePauw University and an MBA from the Wharton School of Business.

Compensation and Committees of the Board of Directors


    The Company pays each director who is not a full-time employee of the Company a quarterly retainer fee of $4,000. Each such director is also paid $1,000 per diem for each Board meeting and the Annual Shareholders Meeting attended by that director and $400 for each Board or Board Committee meeting held by telephone conference call lasting up to two hours but greater than a half hour and $600 for each such meeting lasting more than two hours. Directors also are reimbursed for their travel expenses incurred to attend meetings. Pursuant to the Company's stock option plans, directors who are not full-time employees of the Company automatically are granted an option to purchase 3,000 shares of the Company's Common Stock upon reelection as a director at the Annual Meeting of Shareholders. In addition, in order to attract experienced individuals, new directors joining the Board of Directors automatically are granted an option to purchase 20,000 shares of the Company's Common Stock if they are not full-time employees of the Company. All such director options have a term of ten years, are granted at an exercise price equal to the fair market value of such shares on the date of grant of such options, and vest in full after one year.


    In October 1996 the Company changed its option grant policy by increasing the term of new option grants to directors and employees from four to ten years. Accordingly, in order to extend the benefits of such policy to the current directors whose initial option grant had a term of four years and have expired, on November 12, 1997 the Board granted to Eugene L. Step and William B. Bartlett a ten-year option to purchase 20,000 and 10,000 shares of Common Stock, respectively, at a price of $15.75, the closing price of the Company's Common Stock on the American Stock Exchange on the trading date of grant. The expired initial election options granted to Messrs. Step and Bartlett had exercise prices of $16.5625 and $12.875, respectively. On November 12, 1997, the Company also granted Mr. Bartlett a ten-year option to purchase 10,000 shares of Common Stock at $15.75 in consideration of consulting services rendered.

    Mr. Richard C. Williams, Chairman of the Board, continued to provide consulting services to the Company during 1997 pursuant to a consulting agreement which commenced December 1, 1994. For his consulting services in 1997 on, among other things, the Company's potential acquisitions, its then pending litigations and its financial public relations, the Company paid Mr. Williams $144,000 as well as related travel expenses.

    During the year ended December 31, 1997, the Board of Directors met on four occasions. A number of matters that otherwise would have been addressed in separate meetings of the Compensation Committee, Finance and Audit Committee, and Corporate Governance Committee of the Board of Directors during that period were instead addressed at Board meetings. Each director attended at least 75% of the meetings of the Board and those committees on which the director served.

    A Compensation Committee of the Board of Directors, currently consisting of Mr. Angel and Drs. Cohn and Hausman, administers the Company's stock option plans, votes on matters concerning participation in these plans and makes recommendations to the entire Board of Directors as to, or itself approves, other matters of compensation of officers. The Compensation Committee took action on one occasion by written consent during the year ended December 31, 1997.

    The Finance and Audit Committee of the Board of Directors, whose members currently are Messrs. Bartlett, Hirsch and Step, reviews certain financial and audit matters relating to the Company. The Finance and Audit Committee held one meeting during the year ended December 31, 1997.

    The Corporate Governance Committee currently are Messrs. Step, Angel and Williams. A Corporate Governance Committee makes recommendations to the full Board of Directors concerning nominees for election as directors of the Company. In making its recommendations, the Corporate Governance Committee will consider as potential nominees persons recommended by the Company's shareholders. Any such recommendations should be in writing and should be mailed or delivered to the Company, marked for the attention of the Company's Secretary, on or before the date for receipt of shareholder proposals for the next annual meeting. See "Shareholder Proposals for the 1999 Annual Meeting".


                          APPROVAL OF AMENDMENT TO THE
              1989 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                                    (Item 2)

The Proposed Amendment

    At the Annual Meeting, holders of Common Stock will be asked to approve an amendment increasing by 590,000 shares (from 1,500,000 to 2,090,000) the number of shares of Common Stock reserved for issuance under the Company's 1989 Stock Option and Stock Appreciation Rights Plan (the "Plan"). This amendment was adopted, subject to shareholder approval, by the Board of Directors on June 5, 1998.


    As of June 15, 1998, there were outstanding stock options under the Plan covering 980,130 shares of Common Stock, and only 6,583 shares remained available for future awards under the Plan. Following the Annual Meeting, it is expected that pursuant to the terms of the Plan each of the five non-employee directors of the Company shall be granted nonstatutory options to purchase 3,000 shares of Common Stock upon their reelection. The Company does not have available sufficient shares of Common Stock available for these or future option grants. The Board believes the Plan has been successful in advancing the interests of the Company and its shareholders and that the proposed amendment is necessary to allow the Company to continue to attract, retain and stimulate the performance of key employees, and to attract and retain qualified directors, by giving them an opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.


    The Board recommends that the shareholders vote FOR the proposal to amend the Plan. The affirmative vote of the holders of at least a majority of the Common Stock present in person, or represented by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment to the Plan. For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the amendment to the Plan.

Summary of the Plan

    The Plan is administered by the Compensation Committee. Options granted under the Plan may be either "incentive stock options," that is, options which meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or nonqualified stock options, that is, options which do not meet the requirements of Section 422(b) of the Code.

    All options under the Plan must be granted not later than November 15, 1999. The aggregate fair market value (determined as of the date of grant) of the stock for which an optionee may be granted incentive stock options under the Plan must comply with the limitation set forth in Section 422(d) of the Code (i.e., shall not become exercisable for the first time during any calendar year at a rate in excess of $100,000).

    The Plan limits the maximum number of shares for which options may be granted to any one participant to 33-1/3% of the shares reserved for issuance thereunder. In any one calendar year no participant may receive options under the Plan with respect to more than 15% of the shares reserved for issuance. The Plan fixes the number of shares for which options may be granted each year to directors of the Company who are not full-time employees thereof: Each director who is not a full-time employee of the Company is automatically granted (i) a non-qualified option to purchase 20,000 shares of Common Stock on the date such person first becomes a director and (ii) a non-qualified option to purchase an additional 3,000 shares of Common Stock at each annual meeting of shareholders at which he or she is re-elected.

    Both incentive stock options and nonqualified stock options granted under the Plan must have an exercise price equal to at least 100% of the fair market value of the Company's Common Stock on the date that the option is granted. However, any incentive stock option granted under the Plan to an optionee who at the time of grant owns more than 10% of the total combined voting power or value of all classes of the Company's capital stock (a "Ten Percent Owner Optionee") must have an exercise price equal to at least 110% of the fair market value of the Company's Common Stock on the date that the option is granted. The Compensation Committee has the power to set the time or times within which each option may be exercisable or the event or events upon occurrence of which all or a portion of each option shall be exercisable and the terms of each option; provided, however, that the term of any option cannot exceed ten years, and the term of an incentive stock option granted to a Ten Percent Owner Optionee cannot exceed five years, from the date of grant. Options may be exercised by payment of the option exercise price in cash, by tender to the Company of shares of the Company's Common Stock owned by the holder for at least six months which have a fair market value, as determined by the Compensation Committee, of not less than the exercise price, or by a combination of the foregoing. An optionee may also exercise an option using the proceeds to be received from the sale of Common Stock issuable pursuant to the option (i.e., a "cashless exercise"). Options are not transferable except to an optionee's immediate family members, trusts, partnerships and corporations owned by immediate family members or to charitable organizations, or by the laws of descent and distribution.

    The Plan permits the grant of stock appreciation rights ("SARs") in conjunction with the grant of an option. If granted with an option, SARs permit an optionee, upon exercise of the SAR and the related option, to receive a cash payment equal to the excess of the fair market value of the shares over the option exercise price for such shares; provided, however, that in no event shall such cash payment exceed 200% of the option exercise price of the related option. To date, no SARs have been granted by the Company.

    No option granted under the Plan will be exercisable after the expiration of the term fixed by the Board of Directors (which may not exceed ten years from the date of the grant). If an optionee ceases to be an employee of the Company or a nonemployee ceases to provide services to the Company for any reason, except death, disability or retirement pursuant to a Company retirement plan, if any, or pursuant to the approval of the Compensation Committee, any option which he holds will terminate at the earlier of the date his employment terminates or he ceases providing services to the Company or the date he receives written notice that his employment or rendering of services is or will be terminated. If an optionee dies or becomes disabled, any option that he holds will be exercisable (to the extent exercisable on the date of death or disability) by the optionee or his legal representative or successors for the term (not to exceed one year from the date of the optionee's death or disability) fixed by the Compensation Committee when the option was granted, unless the term of the option otherwise expires. If an optionee ceases to be an employee of the Company due to retirement or a nonemployee optionee ceases providing services to the Company pursuant to the approval of the Compensation Committee, the option may be exercised within such period after the date of the optionee's retiring or ceasing to provide services (not to exceed three months) as the Compensation Committee has fixed when the option was granted, unless the term of the option otherwise expires.

    In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, appropriate adjustments will be made to the exercise price and number of shares subject to options under the Plan. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, all options granted under the Plan will, subject to the consummation of such disposition of assets or stock, become immediately exercisable during the period commencing as of the date of execution of such agreement and ending as of the earlier of the normal termination date of the option or the date on which the disposition of assets or capital stock contemplated by the agreement is consummated. Upon the consummation of any such disposition of assets or stock, the Plan and any unexercised options issued thereunder shall terminate and cease to be effective. Notwithstanding the foregoing, the Compensation Committee may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation"), arrange for an optionee to receive upon surrender of the optionee's option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old option.

    The Board of Directors may terminate or amend the Plan at any time, but, without the approval of the Company's shareholders, the Board of Directors may not amend the Plan to increase the total number of shares subject thereto, to change the class of persons eligible to receive incentive stock options under the Plan, or to expand the class of persons eligible to receive nonqualified stock options.

Certain Tax Information Regarding the Plan

    The following is a brief summary of the United States Federal income tax consequences to the Company and optionees under the Plan. The following summary is based upon an analysis of the Internal Revenue Code as currently in effect (the "Code"), existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States Federal income tax consequences, and the tax consequences to an optionee may be either more or less favorable than those described below depending on his or her particular circumstances.

Incentive Stock Options

    There are no federal tax consequences to an optionee or the Company upon grant of an incentive stock option. In addition, there will be no federal income tax consequences to an optionee, except for certain individuals who may be subject to the alternative minimum tax or to the Company when the optionee purchases shares by exercising an incentive stock option.

    Upon the sale of shares acquired by exercise of an incentive stock option, any gain realized by the optionee will be long-term capital gain if the shares have been held more than two years after the date of grant and more than one year after the date of the exercise. However, if the optionee disposes of the shares before such holding period has expired, including the use of such shares to exercise an option to acquire other shares, the difference between the price he paid for the shares and the fair market value of such shares as of the date on which he exercises his option will be ordinary income to him in the year he disposes of the shares; the portion of gain (or loss) represented by the amount that the shares have appreciated (or depreciated) between the date of exercise of the option and the date of sale of the shares will continue to be capital gain (or loss), which will be long-term or short-term depending upon whether the shares are held for a period longer than one-year prior to disposition.

    If the shares are held until the termination of such holding period, the Company will not be entitled to a tax deduction upon the disposition of shares acquired pursuant to an exercise of an incentive stock option; however, it will be entitled to a tax deduction upon disposition of such shares, if, and to the same extent as, the optionee recognizes ordinary income as discussed above.

    There may be some individuals who, upon exercise of an incentive stock option, will be subject to the alternative minimum tax. The amount by which the fair market value of shares received exceeds the exercise price of the incentive stock option will be an item of tax preference for calculation of the alternative minimum tax. The alternative minimum tax is imposed to the extent that it exceeds a taxpayer's regular tax. The alternative minimum tax ranges from 26% to 28% of the amount of the taxpayer's AMTI (less certain statutory exemptions). The alternative minimum tax, subject to certain adjustments, may be credited against regular federal income tax of a subsequent year.

Non-qualified Stock Options and Stock Appreciation Rights

    Non-qualified options are governed by Section 83 of the Code. There are no federal tax consequences to the Company or an optionee upon grant of a non-qualified option if (as in the case of the options under the Plan) it does not have a readily ascertainable fair market value at the date of grant. Upon exercise of a non-qualified option, the amount by which the fair market value of the shares acquired exceeds the exercise price will constitute ordinary income to the optionee and will be subject to the withholding of income and employment taxes if the optionee is an employee of the Company. Options granted under the Plan are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

    No income will be recognized by an optionee for Federal income tax purposes upon the grant of an option. Except as described below in the case of an "insider" subject to Section 16(b) of the Exchange Act who exercises his option less than six months from the date of grant, upon exercise of an option the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises an option less than six months from the date of grant will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of such shares. An "insider" optionee can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and 10 percent stockholders of the Company generally are considered to be "insiders" for purposes of Section 16(b) of the Exchange Act.

    The tax basis of shares transferred to an optionee pursuant to the exercise of an option is the purchase price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise thereof. The Company will be entitled to a tax deduction equal to the amount of any such ordinary income recognized by the holder. If an optionee thereafter sells shares acquired upon exercise of an option, any amount realized over the basis of the shares will constitute capital gain to the optionee and will be long or short term depending upon the length of time the shares were held prior to their sale or exchange.

    Exercise of an SAR will result in ordinary compensation income to the holder in the amount of the cash payment received by him and an equivalent deduction to the Company, and such income will be subject to the withholding of income and employment taxes if the holder of the SAR is an employee of the Company.

                               RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (Item 3)

    On March 20, 1997, the Company formally notified KPMG Peat Marwick LLP ("KPMG") that it would no longer serve as the Company's independent accountants. The decision to change accountants was recommended by the Company's Finance and Audit Committee and approved by the Company's Board of Directors. The report of KPMG on the Company's financial statements for its last two fiscal years did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except at that time KPMG's report contained a separate paragraph stating that the Company is party to certain claims and litigation of which the ultimate outcome cannot presently be determined. Accordingly, no provisions for liability, if any, that may result from the resolution of such matters have been recognized in the consolidated financial statements. During the Company's two most recent fiscal years and any interim period through the date of dismissal, (1) the Company had no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report, and (2) there did not occur any "reportable event" described in Regulation S-K, Item 304 (a)
(v). On March 24, 1997, the Company, upon the recommendation of the Finance and Audit Committee which was approved by the Board of Directors, engaged Coopers & Lybrand L.L.P. as its new independent accountants to audit its financial statements for fiscal 1997.

    The Company, upon the recommendation of the Finance and Audit Committee which was approved by the Board of Directors, recommends ratification of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants to serve as auditors to examine the Company's financial statements for the 1998 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since January 1997. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors.

    The Board recommends that the shareholders vote FOR the ratification of Coopers & Lybrand L.L.P. as the Company's independent accountants. The affirmative vote of the holders of at least a majority of the Common Stock present in person, or represented by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve such ratification. For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of the appointment of Coopers & Lybrand L.L.P.

    A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the Meeting if the representative so desires.


                              EXECUTIVE COMPENSATION

Executive Officers

       The following persons currently are executive officers of the Company:


       Roger D. Blevins, Pharm. D., age 42, is the President and Chief Executive Officer of the Company since February 1998. Previously, he has served as President and Chief Operating Officer from June 1995, Vice President of Research and Development from October 1990, and Director of Cardiovascular Research from July 1988. Prior to joining the Company, Dr. Blevins was Research Associate (1982-1984), Associate Director (1984-1986) and Director (1986-1988), Center for Cardiovascular Research, Department of Medicine, Sinai Hospital of Detroit and was Assistant Professor, School of Pharmacy, Wayne State University (1984-1988). Dr. Blevins received his Bachelor of Science (1980) and Doctor of Pharmacy
(1982) degrees from Wayne State University in Detroit, Michigan.

       Glenn C. Andrews, CFA, age 47, is the Vice President, Finance and Administration and Chief Financial Officer of the Company. He joined the Company as Vice President and Chief Financial Officer in July 1996. From September 1995 to July 1996 he was Vice President, Planning and Analysis of Coastal Physician Group, Inc. From September 1984 to September 1995, he was employed by Burroughs Wellcome Co. where he served as Treasurer from 1992 to 1995 and as Director of Business Analysis and Planning from 1989 to 1992. Mr. Andrews received his B.S. degree in 1974 and MBA in 1977 from the University of Tennessee.

Incentive Compensation Plan

       In 1991 the Company adopted a Management Incentive Plan (the "Incentive Plan") to provide additional cash compensation to key Company executives based on their individual performance as well as the financial performance of the Company. Incentive Plan participants must be approved by the Compensation Committee of the Board of Directors, which establishes annual ceiling amounts of distributions under the Incentive Plan for each participant based on such individual's annual salary. Distributions are based 90% on the Company's achievement of its corporate objectives and 10% based on the Committee's evaluation of the participant's achievement during the year of his or her individual objectives.

Report of the Compensation Committee for 1997 Executive Compensation

       The Compensation Committee of the Board of Directors, which is composed entirely of directors who have never been employees of the Company, is responsible for setting and administering the policies and programs that govern both annual and long-term compensation.

       In 1991 the Company adopted a Management Incentive Plan (the "Incentive Plan") to provide additional cash compensation to key Company executives based on their individual performance as well as the financial performance of the Company. Plan participants must be approved by the Compensation Committee, which establishes annual ceiling amounts of distributions under the Incentive Plan for each participant based on such individual's annual salary. The executive compensation program is designed to align compensation with the Company's business strategy, values and management initiatives.

       In 1996 the Company retained the Human Strategies Group of Deloitte & Touche, LLP to conduct a comprehensive comparative study (the "Comparative Study") of the Company's compensation, annual and long-term components, and benefits programs for its executive officers and other employees. This Comparative Study was highly utilized by the Company with respect to 1997 compensation and benefits programs, and is intended to be the basis of such programs for the next few years, subject to the Committee's annual reviews for possible adjustment. By having a significant amount of compensation in the form of annual bonus and stock options awarded at the discretion of the Committee based 10% on each executive's performance of his or her own set of individual objectives ("Objectives") and 90% on the Company's achievement of its corporate objectives, as described below, the program is intended to:


       Provide incentive to implement the Company's annual objectives and long-term strategy aligned with the interests of shareholders;

       Reward superior performance; and

       Help attract and retain key executives critical to the long-term success of the Company.


       The Company's executive compensation program consists of two key elements: (1) an annual component, i.e., base salary and annual bonus, and (2) a long-term component, i.e. stock options. The amount of salary, bonus and options granted for 1997 was determined by, among other measures, comparison with the data in the Comparative Study, as described above, with the goal of providing total compensation that approximates the median of the range of the compensation, both in the aggregate and for each compensation component, reported in the Comparative Study to have been paid by comparable companies. The program substantially rewards the management team if the Company achieves its corporate objectives, and it also recognizes meaningful differences in individual performance and offers the opportunity to earn rewards when merited by individual performance.

       For 1997 the Board of Directors determined that the Company's corporate objectives were 80% achieved, and the Compensation Committee determined that achievement of individual Objectives ranged from 114% to 150%.

       The policies with respect to each of these elements, as well as the basis for determining the 1997 compensation of the Company's Chief Executive Officer, are described below.

(1) Annual Component: Base Salary and Annual Bonus

       Base Salary. Base salaries for executive officers are determined by the Committee with reference to the salary range for each position as reflected by the associated job description and a general assessment of the executive's performance, experience and potential. The Committee establishes these salaries annually or in connection with the officer's employment agreement, if any.

       Annual Bonus. An annual bonus may be paid to executive officers following the end of each fiscal year, up to a maximum percentage of base salary as determined by the Committee for such year either in accordance with their respective employment agreements, if any, or otherwise based on the job description. The percentage of base salary is 35% for the Chief Executive Officer and 30% for other executive officers. These bonus percentages were consistent with the information provided in the Comparative Study. Ninety percent (90%) of the bonus is based on the Company's achievement of its corporate objectives, and 10% of the bonus is awarded based on the Committee's evaluation of the officer's achievement during the year of his or her individual objectives. The Committee allows up to 125% of the named executive officer's bonus to be awarded based on comparable over-achievement of corporate and individual objectives, however, no bonus shall be awarded in respect of the achievement of corporate and individual objectives unless at least 67% or 80%, respectively, of the corporate or individual objectives is achieved. All objectives were approved by the President of the Company except that the Chief Executive Officer's objectives were approved by the Committee and the entire Board.

(2) Long-Term Component:



       Stock Options. In 1993, the Committee established levels for the amount of annual stock options to be granted to the Chief Executive Officer and other executive positions. Data in the Comparative Study confirmed these levels to approximate the median of the range of the awards reported to have been paid by comparable companies (up to 65,000 shares for the President and 40,000 shares for Vice Presidents/Officers). The Committee awards options exercisable for a period of 10 years to buy a number of shares of the Company's Common Stock at a price equal to the market price of the stock on the date of grant. For 1997 and 1998 option grants, the Committee considered such events and factors which occurred during the year and took into account the accomplishment of corporate and individual objectives. For 1997 annual option grants, granted February 10, 1997, 50% of the options awarded vest on and after the first anniversary of the grant date, and the remaining 50% vest on and after the second anniversary of the grant date. For 1998 annual option grants, granted November 12, 1997, 25% of the options awarded vest on and after the first anniversary date of the grant, 25% vest on and after the second anniversary date of the grant, 25% vest on and after the third anniversary of the grant date, and the remaining 25% vest on and after the fourth anniversary of the grant date. The Committee allows up to 125% of the named executive officers' option grant to be awarded based on comparable over-achievement of corporate and individual objectives, however, no option grant shall be awarded in respect of the achievement of corporate and individual objectives unless at least 67% or 80%, respectively, of the corporate or individual objectives is achieved. The Committee believes that, because these options gain value only to the extent the price of the Company's Common Stock increases above the option exercise price during the life of the option, management's equity participation offers a significant incentive and helps create a long-term partnership between management/owners and other shareholders.


       The Committee set the 1997 annual and long-term compensation for Dr. Blevins near the median of the range paid by comparable companies. Effective September 26, 1997, his annual salary was adjusted to $241,500, and in February 1997 he received a 1997 annual option grant of 45,000 shares which are to be earned and vested as described above. In

November 1997, Dr. Blevins received a 1998 annual option grant of 50,000 shares which are to be earned and vested as described above. He has a performance bonus potential of up to 35% of base salary. The Committee determined that Dr. Blevins was entitled to 86% of his bonus, based 90% on the Company's 80% achievement of its corporate objectives and 10% on Dr. Blevins' 114% achievement of his individual objectives: (1) increasing shareholder value; (2) providing for commercialization of products; and (3) acquisition of adenosine-based technology.

       The Compensation Committee of the Board of Directors

                                   Albert D. Angel, Chairman
                                   Jay N. Cohn, M.D.
                                   Marvin S. Hausman, M.D.


                              Summary Compensation

       The following Summary Compensation Table reflects certain information regarding the most highly compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 (the "named executive officer").


                           Summary Compensation Table
                               Annual Compensation


                                                                                             Long-Term
                                                      Bonus             Other                Compensation
                                                      Earned            Annual            Securities Underlying        All Other
Name & Principal Position       Year      Salary ($)   ($)(1)      Compensation ($)          Options/SAR's (#)      Compensation($)
                                ----------------------------------------------------------------------------------------------------


Roger D. Blevins, Pharm. D.       1997     230,000     69,902          --                       95,000(2)                   --
   President & Chief              1996     230,000     70,003          --                      185,000(3)                   --
   Executive Officer              1995     180,826     34,266          --                       80,000(4)                   --

Glenn C. Andrews, CFA             1997     156,000     41,340          --                       69,500(5)                   --
   Vice President, Finance        1996      75,000(6)  22,239          --                       40,000(7)
   & Administration and Chief
   Financial Officer


1. Represents the amount earned by the named executive officer pursuant to the Company's Incentive Plan. See Incentive Compensation Plan, above, for a brief description of the Plan.


2. The options granted to Dr. Blevins consisted of 45,000 shares associated with the 1997 annual grant dated February 10, 1997 and 50,000 shares associated with the 1998 annual grant dated November 12, 1997.


3. The options granted to Dr. Blevins consisted of 65,000 shares associated with the 1996 annual grant and 120,000 shares upon the signing of a three year employment agreement. See Employment Contracts; Termination of Employment and Change-in-Control Arrangements, above, for a description of Dr. Blevins' employment agreement.

4. The options granted to Dr. Blevins consisted of 60,000 shares associated with the annual grant to him as Vice President of Research and Development and additional 20,000 shares upon his election as Chief Operating Officer.


5. The options granted to Mr. Andrews consisted of 39,500 shares associated with the 1997 annual grant dated February 10, 1997 and 30,000 shares associated with the 1998 annual grant dated November 12, 1997.

6. Mr. Andrews joined the Company as Chief Financial Officer July 1, 1996 with an annual base salary of $150,000.

7. The options granted to Mr. Andrews of 40,000 shares was associated with joining the Company July 1, 1996.


Stock Option Grants And Exercises In 1997


The following table sets forth information regarding the number of stock options that were granted during the calendar year ended December 31, 1997 to the named executive officers. In addition, in accordance with the rules of the Commission, the table shows the alternative grant date valuation for option grants in 1997.



                            Number of         % of Total
                           Securities        Options/SARs     Exercise                          Grant
                            Underlying        Granted to       or Base                           Date
                           Options/SARs      Employees in       Price                           Present
Name                      Granted (#)(1)      Fiscal Year       ($/Sh)     Expiration Date      Value (2)
----                      -------------------------------------------------------------------------------

Roger D. Blevins.....        45,000               12%            12.88       02/10/07            248,620
Roger D. Blevins.....        50,000               13%            15.75       11/12/07            337,930
Glenn C. Andrews.....        39,500               10%            12.88       02/10/07            218,233
Glenn C. Andrews.....        30,000                8%            15.75       11/12/07            202,758
---------------------------------------------------------------------------------------------------------


1. For 1997 annual option grants, granted February 10, 1997, 50% of the options awarded vest on and after the first anniversary of the grant date, and the remaining 50% vest on and after the second anniversary of the grant date. For 1998 annual option grants, granted November 12, 1997, 25% of the options awarded vest on and after the first anniversary date of the grant, 25% vest on and after the second anniversary date of the grant, 25% vest on and after the third anniversary of the grant date, and the remaining 25% vest on and after the fourth anniversary of the grant date.


2. In accordance with the Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the above table. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1997: dividend yield zero; expected volatility of 37%; risk-free interest rate of 6%; and expected life of five years. The real value of the options in the above table depends upon the actual performance of the stock underlying the options during the applicable period.


The following table sets forth information regarding the exercise of options and the numbers of unexercised stock options held by named executive officer at December 31, 1997:


                     Aggregated Option/SAR Exercises in 1997
                   and Option/SAR Values at December 31, 1997

                                                          Number of Securities                Value of Unexercised
                           Shares                        Underlying Unexercised                   in-the-Money
                         Acquired on      Value              Options/SARs at                     Options/SARs at
                          Exercise       Realized            Fiscal Year-End                  Fiscal Year-End ($)(2)
Name                         (#)          ($)(1)        Exercisable      Unexercisable     Exercisable       Unexercisable
----                         ---          ------        -----------      -------------     -----------       -------------


Roger D. Blevins.....        --             --           121,400           258,600             208,550        825,825
Glenn C. Andrews.........    --             --            40,000            69,500             167,500         44,438
---------------------------------------------------------------------------------------------------------------------------



(1) The computation of the value realized amount is the aggregate difference between the option exercise price and the market closing price of the Company's Common Stock on the American Stock Exchange on the dates of exercise.

(2) The computation of the value of unexercised in-the-money options is the aggregate difference between the option exercise price and the December 31, 1997 closing price of the Company's Common Stock on the American Stock Exchange.

Employment Contracts; Termination Of Employment And Change-In-Control
Arrangements

On September 26, 1996 the Company signed a three-year employment agreement with Dr. Blevins to serve as the Company's President and Chief Operating Officer. The Company agreed to pay Dr. Blevins a $230,000 annual base salary which is subject to annual merit adjustments, a bonus of up to 35% of his base salary determined at the discretion of the Board of Directors and annual awards of stock options of up to 65,000 shares determined at the discretion of the Board of Directors. As an inducement to Dr. Blevins to enter into this agreement the Company granted him a one-time nonqualified stock option to purchase 120,000 shares at the September 26, 1996 fair market value price of $8.625, which vests and becomes exercisable on the third anniversary of the date of grant, e.g., September 26, 1999; provided, however, that the vesting of 50% of the option accelerates to the day immediately following the twentieth consecutive trading day on which the closing price of the Company's Common Stock exceeds $20 per share, and the remaining 50% accelerates to the day immediately following the twentieth consecutive trading day in which such closing price exceeds $25 per share. In accordance with such accelerated vesting provision, during the second quarter of 1998 Dr. Blevins was vested in options to purchase 60,000 shares exercisable at $8.625 each.

The Company's policy provides benefits to the named executive officers in the event of a "change-in-control" of the Company. The term "Change-in-Control" generally is defined to mean: (i) the acquisition (including as a result of a merger) by any person or persons acting in concert of beneficial ownership, directly or indirectly, of securities of the Company representing more than 33% of the combined voting power of the then outstanding voting securities of the Company or (ii) the failure of the individuals who, as of February 6, 1998 constituted the Board of Directors of the Company (the "Incumbent Board"), or thereafter were nominated for election to the Board of Directors by the vote of at least two-thirds of the directors then comprising the Incumbent Board, to constitute at least a majority of the Board of Directors subsequent to such date. In the event of a "change-in-control", the Company (1) in accordance with its then prevailing payroll practices, shall continue to pay their prevailing annual base salary and an amount equal to the average of the annual cash performance bonus the Company paid to the executive officers in the preceding three years, for 2.99 years, (2) shall continue to provide for their participation, to the extent permitted by applicable law or insurance policy contract, in its group life, hospital, medical and disability insurance plans, and any retirement, pension or death benefit plans ("Benefit Plans") for the duration of the severance period or until such earlier time as they obtain employment which provides reasonable similar health and medical coverage and (3) shall provide full outplacement services for 12 months; provided, however, that they shall have the option to receive the gross amount of the amounts payable to them on account of their base salary and bonus, less withholdings and deductions as required by applicable law, in a lump sum at any time during the severance period, in which event their participation in and coverage under the Benefit Plans, and their entitlement to outplacement services, each shall terminate. The Company also has agreed to pay Mr. Andrews an amount equal to the difference between $14.25 and the closing price of the Company's Common Stock on the day any "change-in-control" occurs, multiplied by 30,000.

The Company's policy in the event of the named executive officers' discharge without cause is as follows: "Discharge without cause" is defined as the termination of the employment of the named executive officers without "due cause", any material reduction in their duties or authority or a more than 30% reduction in their annual base salary from that for the immediately preceding fiscal year. The term "due cause" is defined as the named executive officers' material breach of any of the terms of their agreements with the Company, willful gross negligence in carrying out their duties or commission of an act of willful gross misconduct which has resulted in material harm to the Company, as determined in good faith by the Board of Directors. In the event of discharge without cause, the Company shall continue to pay such officers' annual base salary for 12 months and to provide for their participation in the Benefit Plans until they obtain employment which provides reasonably similar health and medical coverage. The Company also shall provide such officers full outplacement services for 12 months. In respect of the year of such discharge, they also shall be entitled to receive, pro rated based on the number of completed months of service during the year of discharge, their cash bonus and the discretionary performance-based options they earned, in each case as determined by the Compensation Committee using the performance level of such officers and the Company for the prior year as their respective performance levels for the year of discharge.

Other Benefits Plans

The Company sponsors an IRS approved 401(K) retirement plan. Employees become eligible to participate in the plan beginning on the enrollment date coinciding with or following 90 days of employment. Enrollment periods are limited to January 1, April 1, July 1 and October 1 of each year. The 401(K) plan allows employees to contribute a portion of their pre-tax earnings into their own retirement account. Eligible employees may contribute between 2% and 15% of their annual income up to the annual limits established by the IRS yearly. The Board of Directors authorized the Company, for those years in which it achieves the performance goals established in advance by the Compensation Committee, to match 50% of each employee's annual plan contribution up to a maximum of 2% of the salary of such employee, such Company contributions to vest equally over the first four years of service.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth as of June 5, 1998 the number and percentage ownership of the Company's voting securities by all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to own beneficially more than 5% of the Company's Common Stock, being the only outstanding class of the Company's voting securities, based upon reports filed by each of such persons with the Securities and Exchange Commission, and the number and percentage ownership of the Company's equity securities so owned by each director, each executive officer named in the compensation tables in this Proxy Statement and by all directors and such executive officers as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the securities owned by him. An asterisk denotes beneficial ownership of less than 1%.


                                                                Number of Shares             Percent of
Name And Address                                                Beneficially Owned          Common Stock
----------------                                                ------------------          ------------

State of Wisconsin...........................................      1,000,000                     9.48
Investment Board
P.O. Box 7842
Madison, Wisconsin 53707

G. W. Capital, Inc...........................................        612,900                     5.81
10900 N.E. 8th Street
Suite 235
Bellevue, Washington 98004


Glenn C. Andrews ............................................         60,750 (1)                  *
Albert D. Angel..............................................         26,500 (2)                  *
Roger D. Blevins, Pharm.D....................................        263,532 (3)                 2.50
William M. Bartlett..........................................         10,120 (4)                  *
Jay N. Cohn, M.D.............................................         23,000 (5)                  *
Marvin S. Hausman............................................        107,347                     1.02
Mark B. Hirsch...............................................         23,000 (6)                  *
Eugene L. Step...............................................          9,000 (7)                  *
Richard C. Williams..........................................        123,100 (8)                 1.17
All Directors and Executive Officers of the Company
as a Group (seven persons)...................................        646,349 (9)                 6.13


(1) Includes 59,750 shares subject to currently exercisable options held by Mr. Andrews.

(2) Includes 26,000 shares subject to currently exercisable options held by Mr. Angel.

(3) Includes 232,175 shares subject to currently exercisable options held by Dr. Blevins.

(4) Includes 9,000 shares subject to currently exercisable options held by Mr. Bartlett.

(5) Includes 23,000 shares subject to currently exercisable options held by Dr. Cohn.

(6) Includes 23,000 shares subject to currently exercisable options held by Mr. Hirsch.

(7) Includes 9,000 shares subject to currently exercisable options held by Mr. Step.

(8) Includes 9,000 shares subject to currently exercisable options held by Mr. Williams.

(9) Includes an aggregate of 390,925 shares subject to currently exercisable options held by directors, nominees and executive officers of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 were required, the Company believes that during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Dr. Hausman filed late his Form 4 reporting the open market sale of non-derivative securities during December 1997.

                                PERFORMANCE GRAPH

Set forth below is a performance graph, comparing the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total stockholder return on stocks included in the S&P 500 Index, a broad equity market index, and the yearly cumulative total stockholder return weighted by market capitalization at the beginning of each period for which a return is indicated on stocks included in the Company's Industry Peer Index. The Industry Peer Index comprises of the 45 U.S. pharmaceutical and biotechnological companies listed below, with the following criteria: market capitalization of less than $200 million, assets of less than $100 million, revenues under $25 million and less than 100 employees. The investment comparisons assume the base year (1992) is equal to an index of 100. Each of the cumulative total returns was computed assuming the reinvestment of stock dividends. The years compared are 1993, 1994, 1995, 1996 and 1997 calendar years.


                           INDEXED CUMULATIVE RETURNS

                                                                1992     1993       1994      1995       1996      1997
                                                                ----     ----       ----      ----       ----      ----
Medco Research, Inc..........................................   100      88.97      66.91     61.03      61.76     82.35
Industry Peer Index (1)......................................   100      78.41      39.90     77.85      83.23     82.48
S&P 500 Index................................................   100     110.08     111.54    153.45     188.69    251.64

(1) The following companies are included in the Company's Industry Peer Index:
Abaxis Inc., Accumed International Inc., Advanced Magnetics Inc., Alkermes Inc., Alteon Inc., Aronex Pharmaceuticals, Atrix Labs Inc., Boston Life Sciences, Cambridge Neuroscience Inc., Chantal Pharmaceutical Corp., CIMA Labs Inc., Columbia Laboratories, Cortech Inc., Corvas International, Cytel Corp., Dynagen, Emisphere Technologies, Epitope Inc., Geltex Pharmaceuticals Inc., Genome Therapeutics Corp., Guildford Pharmaceuticals Inc., Immunomedics Inc., Inhale Therapeutic Systems, Insite Vision, Lidak Pharmaceuticals, Macrochem Corporation, Medicis Pharmaceuticals, Metra Biosystems Inc., MGI Pharma Inc., Neoprobe Corp., Neo Rx Corp., Neurex Inc., Oncogene Science Inc., Penederm Inc., Pharmacyclics, Pharmos Corporation, Polymedica Industries Inc., Sano Corp., Sciclone Pharmaceuticals Inc., Shaman Pharmaceuticals Inc., Sonus Pharmaceuticals Inc., T Cell Sciences Inc., Technical Chemicals & Products, Techniclone Corp., and Theragenics Corp.

                                  OTHER MATTERS

Management of the Company does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                               PROXY SOLICITATION

The cost of soliciting the proxies will be borne by the Company. This Proxy Statement and the accompanying materials, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of Common Stock. The Company will, upon request, reimburse such parties for their charges and expenses in connection therewith.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders of the Company must be received by April 30, 1999. Such proposals should be addressed to the Secretary of the Company.

June 19, 1998

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                                    APPENDIX
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                    FOR    WITHHOLD   DIRECTORS RECOMMEND:  A VOTE FOR
                  all the   all the   ELECTION OF THE FOLLOWING
                  nominees nominees   DIRECTORS                                                              FOR   AGAINST   ABSTAIN
1.  ELECTION
     OF              [_]      [_]     Nominees:  1.  William M. Bartlett          2.Proposal to amend the     [_]     [_]       [_]
     DIRECTORS                                   2.  Roger D. Blevins, Pharm.D.     Company's 1989 Stock
                                                 3.  Jay N. Cohn, M.D.              Option and Stock
                                                 4.  Mark B. Hirsch                 Appreciation Rights
                                                 5.  Eugene L. Step                 Plan.
                                                 6.  Richard C. Williams
                                                                                  3.Proposal to ratify the    [_]     [_]       [_]
                                                                                    appointment of Coopers &
                                                                                    Lybrand LLP as
                                                                                    independent accountants.

                                                                                  4.In their discretion, the
                                                                                    proxy holder is
                                                                                    authorized to vote upon
                                                                                    such other business as
                                                                                    may properly come before
                                                                                    the meeting.



To withhold authority to vote for 4. In their discretion, the proxy holder any individual nominee, write that is authorized to vote upon such number from the list at right on other business as may properly come the line below. before the meeting.

                                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
                                                                        THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER,
                                                                        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
                                                                        PROPOSAL 1, 2, AND 3.

-------------------------------------

                                                                        PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS
                                                                        PROXY USING
                                                                        THE ENCLOSED ENVELOPE.



Signature  ____________________________      Date  _________________     __________________________  Date __________________
                                                                         SIGNATURE, IF HELD JOINTLY

NOTE:  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.

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                              MEDCO RESEARCH, INC.
                            85 T.W. Alexander Drive
                  Research Triangle Park, North Carolina 27709

          ------------------------------------------------------------
          This Proxy Is Solicited on Behalf of the Board of Directors.
          ------------------------------------------------------------

   The undersigned hereby appoints Richard C. Williams, and William M. Bartlett, and each or either of them as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of Medco Research, Inc. held of record by the undersigned on June 15, 1998, at 10:00 am local time at the annual meeting of shareholders to be held on July 29, 1998, or any adjournment thereof.